EXHI BIT 10.25

SCOTT’S LIQUID GOLD-INC.
2015 EQUITY AND INCENTIVE PLAN
NON-QUALIFIED STOCK OPTION AGREEMENT

This Non-qualified Stock Option Agreement (the “Agreement’) is made and entered into as of the Grant Date specified below, and between Scott’s Liquid Gold-Inc. (the “Company”), and the Participant named below (“Participant”), a director of the Company or an Affiliate thereof.

Participant:

Grant Date:

Exercise Price per Share:

Number of Option Shares:

Expiration Date:

1.Grant of Option.

The Company hereby grants to the Participant a nonqualified stock option (the “Option”) to purchase the total number of shares of Common Stock of the Company equal to the number of Option Shares set forth above, at the Exercise Price set forth above. The Option is being granted pursuant to the terms of the Company’s 2015 Equity and Incentive Plan (the “Plan”). The Option and this Agreement are subject to and shall be construed in accordance with the terms and conditions of the Plan, as now or hereinafter in effect. Any terms which are used in this Agreement without being defined and which are defined in the Plan shall have the meaning specified in the Plan. In the event of any conflict between this Agreement and the Plan, the terms of the Plan will govern and prevail. This Option is not intended to qualify as an incentive stock option within the meaning of Code Section 422.

2.Expiration Date.

Unless sooner terminated as provided in the Plan, the Option will expire and terminate on the date set forth above, and in no event will the Option be exercisable after that date.

3.Vesting.

a.Vesting Schedule.

The Option will become vested and exercisable by Participant in the installments, on the dates and subject to the conditions set forth here:

b.Change in Control.

As provided in the Plan, in the event of the Participant’s termination of Continuous Service without Cause or for Good Reason during the 18-month period following a Change in Control, the Option will become fully vested and immediately exercisable (unless the Option has been previously canceled as provided in the Plan).

4.	Termination of Continuous Service.

a.Termination for Reasons Other Than Cause, Death, Disability.

If the Participant's Continuous Service is terminated for any reason other than Cause, death or Disability, the Participant may exercise the vested portion of the Option, but only within such period of time ending on the earlier of: (a) the date three months following the termination of the Participant's Continuous Service or (b) the Expiration Date.

b.Termination for Cause.

If the Participant's Continuous Service is terminated for Cause, the Option (whether vested or unvested) shall immediately terminate and cease to be exercisable.

c.Termination Due to Disability.

If the Participant's Continuous Service terminates as a result of the Participant's Disability, the Participant may exercise the vested portion of the Option, but only within such period of time ending on the earlier of: (a) the date 12 months following the Participant's termination of Continuous Service or (b) the Expiration Date.

d.Termination Due to Death.

If the Participant's Continuous Service terminates as a result of the Participant's death, the vested portion of the Option may be exercised by the Participant's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by the person designated to exercise the Option upon the Participant's death, but only within the time period ending on the earlier of: (a) the date 12 months following the Participant's termination of Continuous Service or (b) the Expiration Date.

5.Manner of Exercise.

a.Election to Exercise.

To exercise the Option, the Participant (or in the case of exercise after the Participant's death or incapacity, the Participant's executor, administrator, heir or legatee, as the case may be) must deliver to the Company a notice of intent to exercise in the manner designated by the Company. If someone other than the Participant exercises the Option, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise the Option.

b.Payment of Exercise Price.

The Exercise Price for all of the shares of Common Stock being purchased is payable in full at the time of exercise, and in accordance with the Plan.

c.Issuance of Shares.

Provided that the exercise notice and payment of exercise price are in form and substance satisfactory to the Company, the Company will issue the shares of Common Stock registered in the name of the Participant, the Participant's authorized assignee, or the Participant's legal representative, and evidenced by stock certificates representing the shares with the appropriate legends affixed thereto, by appropriate entry on the books of the Company or of a duly authorized transfer agent, or by other appropriate means as determined by the Company.

6.	No Right to Continued Service; No Rights as Shareholder.

Neither the Plan nor this Agreement confers upon the Participant any right to be retained in any position, as an Employee, Consultant or Director of the Company. The Participant has no rights as a shareholder with respect to any shares of Common Stock subject to the Option unless and until certificates representing the shares have been issued by the Company to the holder of such shares, or the shares have otherwise been recorded on the books of the Company or of a duly authorized transfer agent as owned by such holder.

7.Nontransferability of Option.

The Option is not transferable by Participant other than by will or the laws of descent and distribution, and the Option may be exercised during Participant’s lifetime only by Participant. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option contrary to the provisions hereof, or upon the levy of any attachment or similar process upon the Option, the Option shall immediately become null and void.

8.	Adjustments.

The number of Option Shares may be adjusted or terminated in any manner permitted by the Plan, including by reason of any stock split or extraordinary corporate transaction.

9.Employee Benefits.

The grant and vesting of the Option and the receipt of shares of Common Stock upon exercise of the Option will constitute special incentive compensation that will not be taken into account as “salary” or “compensation” or “bonus” in determining the amount of any payment under any pension, retirement, profit sharing or other remuneration plan, except to the extent required by the terms of such plan.

10.	Amendment.

Subject to the terms and conditions of the Plan, the Committee may modify the Option, or accept the surrender of the Option to the extent not theretofore exercised and authorize the granting of new Options in substitution therefor, except that no such action shall diminish or impair the rights under the Option without the consent of the Participant.

11.Interpretation.

The interpretations and constructions of any provision of and determinations on any question arising under the Plan or this Agreement shall be made by the Committee, and all such interpretations, constructions and determinations shall be final and conclusive as to all parties.

12.Receipt of Plan.

By entering into this Agreement, Participant acknowledges: (i) that he or she has received and read a copy of the Plan; and (ii) that this Agreement is subject to and shall be construed in accordance with the terms and conditions of the Plan, as now or hereinafter in effect.

13.Governing Law.

This Agreement shall be construed and shall take effect in accordance with the laws of the State of Colorado, without regard to the conflicts of laws rules of such State.

14.Tax Matters.

Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant's responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting, or exercise of the Option or the subsequent sale of any shares acquired on exercise; and (b) does not commit to structure the Option to reduce or eliminate the Participant's liability for Tax-Related Items.

15.	Compliance with Law.

The exercise of the Option and the issuance and transfer of shares of Common Stock are subject to compliance by the Company and the Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company's shares of Common Stock may be listed. No shares of Common Stock will be issued pursuant to this Option unless and until any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Participant understands that the Company is under no obligation to register the shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

16.Miscellaneous.

This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. All notices or other communications which are required to be given or may be given to either party pursuant to the terms of this Agreement shall be in writing and shall be delivered personally or by registered or certified mail, postage prepaid, to the address of the parties as set forth following the signature of such party. Notice shall be deemed given on the date of delivery in the case of personal delivery or on the delivery or refusal date as specified on the return receipt in the case of registered or certified mail. Either party may change its address for such communications by giving notice thereof to the other party in conformity with this paragraph.

IN WITNESS WHEREOF, the Company by a duly authorized officer of the Company and Participant have executed this Agreement effective as of the date of grant.

SCOTT’S LIQUID GOLD-INC.

By:

Mark E. Goldstein, its President and CEO

Date:

[address]

PARTICIPANT

[name]

Date:

[address]